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                                                                    EXHIBIT (21)



                      LAIDLAW ENVIRONMENTAL SERVICES, INC.



     The following list sets forth the subsidiaries of Laidlaw Environmental Services, Inc. as of November 21, 1997. Parent subsidiary relations are indicated by indentations. Unless otherwise indicated, 100% of the voting securities of each subsidiary is owned by the indicated parent of such subsidiary.



                                                                  STATE OF
                                                               INCORPORATION
                                                              ----------------
LES, Inc....................................................  Delaware
  Laidlaw Environmental Services (US), Inc..................  Delaware
     Laidlaw Environmental Services (Lone and Grassy
      Mountain), Inc........................................  Oklahoma
       Laidlaw Environmental Services (Tulsa), Inc..........  Oklahoma
          Laidlaw Environmental Services (San Antonio),
           Inc..............................................  Texas
          Laidlaw Environmental Services (Wichita), Inc.....  Kansas
       USPCI of Mississippi, Inc. (50%).....................  Mississippi
       Laidlaw Environmental Services of Delaware, Inc......  Delaware
          ECDC East, L.C. (80%).............................  Utah
          ECDC Environmental Services, L.C. (80%)...........  Utah
          ECDC Environmental, L.C. (80%)....................  Utah
     Laidlaw Environmental Services (Rosemount), Inc........  Minnesota
     Laidlaw Environmental Services (Sawyer), Inc...........  Oklahoma
     Laidlaw Environmental Services (Tucker), Inc...........  Georgia
       Ninth Street Properties, Inc.........................  Missouri
     Laidlaw Environmental Services (San Jose), Inc.........  California
     Chemclear, Inc. of Los Angeles.........................  Delaware
     USPCI, Inc. of Georgia.................................  Delaware
     LES Holding's, Inc.....................................  Delaware
     East Carbon Development Financial Partners, Inc........  Utah
     Laidlaw Environmental Services (Imperial Valley), Inc.
      (50%).................................................  California
     Laidlaw Environmental Services (Lokern), Inc. (23%)....  California
     Laidlaw Environmental Services (North East), Inc.......  New Hampshire
     Laidlaw Environmental Services (Recovery), Inc.........  Louisiana
     Laidlaw Environmental Services (TES), Inc..............  Texas
       Corsan Trucking, Inc. (25%)..........................  Louisiana
     Laidlaw Environmental Services (TG), Inc...............  Delaware
     Laidlaw Environmental Services (TOC), Inc..............  South Carolina
     Laidlaw Environmental Services (TS), Inc...............  Delaware
     Laidlaw Environmental Services (Thermal Treatment),
      Inc...................................................  Delaware
     Corsan Trucking, Inc. (75%)............................  Louisiana
     GSX Chemical Services of Ohio, Inc.....................  Ohio
     LEMC, Inc..............................................  Delaware
     Laidlaw Chemical Services, Inc.........................  Massachusetts
     Laidlaw Environmental Services (Altair), Inc...........  Texas
       Laidlaw Environmental Services (FS), Inc. (13%)......  Delaware
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
                                                                  STATE OF
                                                               INCORPORATION
                                                              ----------------
     Laidlaw Environmental Services (BDT), Inc..............  New York
     Laidlaw Environmental Services (FS), Inc. (86%)........  Delaware
     Laidlaw Environmental Services (GS), Inc...............  Tennessee
     Laidlaw Environmental Services (Clive), Inc............  Oklahoma
     Laidlaw Environmental Services (WT), Inc...............  Ohio
     Laidlaw OSCO Holdings, Inc.............................  Delaware
       Laidlaw Environmental Services of Nashville, Inc.....  Tennessee
       OSCO Treatment Systems of Mississippi, Inc. (50%)....  Tennessee
       Bryson Industrial Services, Inc......................  South Carolina
     Laidlaw Environmental Services of Bartow, Inc..........  Florida
     Laidlaw Environmental Services of California, Inc......  California
       Laidlaw Environmental Services (Lokern), Inc.
        (77%)...............................................  California
       Laidlaw Environmental Services (Imperial Valley),
        Inc. (50%)..........................................  California
     Laidlaw Environmental Services of Chattanooga, Inc.....  Tennessee
     Laidlaw Environmental Services of Illinois, Inc........  Illinois
     Laidlaw Environmental Services of South Carolina,
      Inc...................................................  South Carolina
     Laidlaw Environmental Services of White Castle, Inc....  Colorado
  Laidlaw Environmental Services de Mexico, S.A. de C.V.
     (90%)..................................................  Mexico
  Laidlaw Environmental Services (Puerto Rico), Inc.........  Puerto Rico
  Laidlaw Environmental Services (Bridgeport), Inc..........  Delaware
  Laidlaw Environmental Services (Deer Park), Inc...........  Delaware
  Laidlaw Environmental Services (Baton Rouge), Inc.........  Delaware
  Laidlaw Environmental Services (Plaquemine), Inc..........  Delaware
  Laidlaw Environmental Services (Custom Transport), Inc....  Delaware
  Laidlaw Environmental Services (Los Angeles), Inc.........  California
  Laidlaw Environmental Services (Tipton), Inc..............  Delaware
  Laidlaw Environmental Services (Gloucester County),
     Inc....................................................  Delaware
  Laidlaw Environmental Services (Deer Trail), Inc..........  Colorado
  Laidlaw Environmental Services (Mt Pleasant), Inc.........  Tennessee
  Laidlaw Environmental Services (Minneapolis), Inc.........  Minnesota
     Laidlaw Environmental Services (Aragonite), Inc........  Delaware
  Laidlaw Environmental Services (Sussex), Inc..............  Delaware
  Laidlaw Environmental, Inc................................  Delaware
  LES Acquisition, Inc......................................  Delaware
  Laidlaw Environmental Services (Canada) Ltd...............  Canada
     Laidlaw Environmental Services Ltd.....................  Ontario
       Laidlaw Environmental Services (B.C.) Inc............  Canada
          I.W.M. Disposal Inc...............................  British Columbia
       Laidlaw Environmental Services (Sarnia) Ltd..........  Ontario
          1197296 Ontario Inc...............................  Ontario
       Laidlaw Environmental Services (Quebec) Ltd..........  Quebec
          Laidlaw Environmental Services (Mercier) Ltd......  Quebec
          Les Entreprises D'Incineration Industrielle Tricil
           Inc..............................................  Quebec
       Laidlaw Environmental Services (Ryley) Ltd...........  Alberta
       Laidlaw Environmental Services (Atlantic) Limited....  Nova Scotia
       Laidlaw Environmental Services (Guelph), Inc.........  Ontario
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